                                                                    EXHIBIT 99.6


                                 OFFICER GRANT

                               ACT NETWORKS, INC.
                             STOCK OPTION AGREEMENT

                                    RECITALS

A. The Compensation Committee of the Board has authorized an option grant to _____________ (the "Optionee") in connection with the services he is to perform for the Corporation (or a Parent or Subsidiary), and this Agreement is intended to evidence the terms and conditions of that option grant.

B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may also be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in a series of installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                 (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then the period during which this option may be exercised shall be limited to the one (1)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

                 (ii) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                 (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period during which this option may be exercised shall be limited to the twelve (12)-month period commencing with the date of such cessation of Service. In no event shall this option be exercisable at any time after the Expiration Date.

                 (iv) Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

                 (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised. To the extent this option is not exercisable for one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                 (vi) In the event of a Corporate Transaction or Change in Control, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this Paragraph 5.

6. SPECIAL ACCELERATION OF OPTION.

          (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable for all the Option Shares, shall automatically accelerate in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares. However, this option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not at that time exercisable (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same installment Exercise Schedule applicable to those Option Shares as set forth in the Grant Notice.

          (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

          (c) Upon an Involuntary Termination of Optionee's Service within eighteen (18) months following (i) a Corporate Transaction in which this option is assumed or (ii) a Change in Control, this option, to the extent outstanding at that time but not otherwise fully exercisable for all the Option Shares, shall automatically accelerate in full so that this option shall become immediately exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares. The option shall remain exercisable for such vested Option Shares until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination, whereupon the option shall terminate and cease to be outstanding.

          (d) If this option is assumed in connection with a Corporate Transaction or otherwise continued in full force and effect following a Change in Control, then this option shall be appropriately adjusted, immediately after such Corporate Transaction or Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction or Change in Control had the option been exercised immediately prior to such Corporate Transaction or Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

          (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. MANNER OF EXERCISING OPTION.

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                 (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                 (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                          (A) cash or check made payable to the Corporation;

                          (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                          (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                          Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise or Purchase Agreement delivered to the Corporation in connection with the option exercise.

                 (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                 (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

10. COMPLIANCE WITH LAWS AND REGULATIONS.

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the

Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of February __, 2000.

OPTIONEE                            ACT NETWORKS,  INC.

____________________________        By: ____________________________


                                    Title: _________________________

                                   EXHIBIT I

                               NOTICE OF EXERCISE

I hereby notify ACT Networks, Inc. (the "Corporation") that I elect to purchase shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_____ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on February __, 2000.

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for one or more Purchased Shares.

____________________________
Date

                                         ____________________________

                               Address:  ____________________________

                                         ____________________________

Print name in exact manner
it is to appear on the
stock certificate:                       ____________________________

Address to which certificate
is to be sent, if different
from address above:                      ____________________________

Social Security Number:                  ____________________________

Employee Number:                         ____________________________

                                    APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Stock Option Agreement.

B. BOARD shall mean the Corporation's Board of Directors.

C. CHANGE IN CONTROL shall mean either of the following changes in control or ownership of the Corporation:

     (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

     (ii) a change in the composition of the Board over a period of thirty-six
     (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation's common stock.

F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean ACT Networks, Inc., a Delaware corporation.

H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

K. EXERCISE SCHEDULE shall mean the installment schedule specified in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in a series of installments over Optionee's period of Service.

L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

O. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:

     (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

T. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U. OPTIONEE shall mean __________, the person to whom the option is granted as specified in the Grant Notice.

V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X. PLAN shall mean the this Stock Option Agreement and the Grant Notice.

Y. PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board acting its capacity as administrator of the Plan.

Z. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

AA. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

BB. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. If this option is designated a Non-Statutory Option in the Grant Notice, Subsidiary shall also include any corporation, partnership, joint-venture or other business entity in which the Corporation owns, directly or indirectly, stock or a capital or profit interest.

                             COMPENSATION AGREEMENT

Agreement made as of the ___ day of February, 2000 by and between ____________ ("Executive") and ACT Networks, Inc., a Delaware corporation (the
"Corporation").

                              W I T N E S S E T H

WHEREAS, Executive is an individual who is to provide valuable services to the Corporation, and the Corporation wishes to provide an equity incentive to Executive as an inducement for him to continue in the Corporation's employ.

NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

          1. On February __, 2000, Executive was granted an option to purchase _______________ shares of the Corporation's Common Stock (the "Option") under the terms and conditions set forth in the Notice of Grant of Stock Option and Stock Option Agreement attached hereto as Exhibit A.

          2. Corporation and Executive acknowledge and agree that the Option and the shares purchasable under such Option are granted as compensation for services Executive is to render the Corporation and not for any capital-raising purposes or in connection with any capital-raising activities.

          3. This agreement is intended to constitute a written compensation contract for purposes of the requirements of the Form S-8 Registration Statement under the Securities Act of 1933, as amended.

          4. Nothing herein or in the Notice of Grant of Stock Option or Stock Option Agreement is intended to impair the right of the Corporation or Executive to terminate Executive's employment with the Corporation at any time in accordance with applicable law.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

EXECUTIVE:                                  ACT NETWORKS, INC.

________________________                    By: ___________________________

________________________
Printed Name:                               Title: ________________________

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated February __, 2000 (the "Option Agreement") by and between ACT Networks, Inc. (the "Corporation") and ____________ ("Optionee") evidencing the stock option (the "Option") granted on such date to Optionee. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                       INVOLUNTARY TERMINATION FOLLOWING
                               CHANGE IN CONTROL

1. The Option Shares shall not vest, and the Corporation's repurchase rights shall not lapse, on an accelerated basis upon the occurrence of a Change in Control, and the Option Shares shall, over Optionee's period of Service following the Change in Control, continue to vest in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within eighteen (18) months following the Change in Control, all the Option Shares at the time subject to the Option but not otherwise vested shall automatically vest in full and the Corporation's repurchase rights shall immediately lapse so that the Option shall immediately become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those vested Option Shares. The Option shall remain exercisable for such vested Option Shares until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination, whereupon the Option shall terminate and cease to be outstanding.

2. For purposes of this Addendum, a CHANGE IN CONTROL shall be deemed to occur in the event of a change in ownership or control of the Corporation effected through either of the following transactions:

       (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

       (ii) a change in the composition of the Board over a period of thirty-six
       (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

3. The provisions of Paragraph 1 of this Addendum shall govern the period for which the option is to remain exercisable following the Involuntary Termination of Optionee's Service within eighteen (18) months after the Change in Control and shall supersede any provisions to the contrary in the Option Agreement.

IN WITNESS WHEREOF, ACT Networks, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

                               ACT NETWORKS, INC.


                               By:  _________________________
                               Title:  CEO and President


                               Optionee: _________________________

                               Address: _________________________

EFFECTIVE DATE: FEBRUARY __, 2000